UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 28, 2012

PDL BioPharma, Inc.
(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Bruce Tomlinson, Vice President and Chief Financial Officer

On November 28, 2012, Bruce Tomlinson, our Vice President and Chief Financial Officer, notified PDL BioPharma, Inc. (the Company) that he would resign, effective November 30, 2012, for personal reasons.

On December 3, 2012, the Company issued a press release announcing the departure of Mr. Tomlinson and the initiation of its search for a replacement chief financial officer.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Separation Agreement of Mr. Tomlinson

On November 30, 2012, Mr. Tomlinson entered into a Separation Agreement with the Company.  Under the Separation Agreement, Mr. Tomlinson will receive a one-time payment of $112,101.88 pursuant to the 2012 Annual Bonus Plan in exchange for (i) a release and waiver of any possible claims related to his employment with the Company; (ii) an agreement not to solicit, recruit or induce to leave any employee, agent, independent contractor or consultant of the Company; (iii) an agreement not to disparage the Company and (iv) a confidentiality agreement.  In connection with Mr. Tomlinson’s departure, all unvested restricted stock awards granted to Mr. Tomlinson have been forfeited and returned to the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC. (Company)

	By:	/s/ John P. McLaughlin
John P. McLaughlin President and Chief Executive Officer
Dated: December 3, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release